Exhibit 99.1
Redfin Prices Offering of $500.0 Million of 0.50% Convertible Senior Notes Due 2027
SEATTLE, March 22, 2021 (PRNewswire) -- Redfin Corporation (NASDAQ: RDFN) today announced that it has priced $500.0 million aggregate principal amount of 0.50% convertible senior notes due 2027 (the “notes”). The notes are to be sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Act”). Redfin also granted the initial purchasers of the notes an option to purchase up to an additional $75.0 million aggregate principal amount of notes for settlement within a period of 13 days from, and including, the date notes are first issued. The sale is expected to close on March 25, 2021, subject to customary closing conditions.
The notes will be general unsecured, senior obligations of Redfin, and interest will be payable semi-annually in arrears.
The notes will mature on April 1, 2027, unless converted, redeemed or repurchased in accordance with their terms prior to such date. Prior to January 1, 2027, the notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the notes may be settled in shares of Redfin common stock, cash or a combination of cash and shares of Redfin common stock, at the election of Redfin.
Redfin may not redeem the notes prior to April 6, 2024. Redfin may redeem for cash all or any portion of the notes, at its option, on or after April 6, 2024 and on or before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of Redfin common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Redfin provides notice of redemption. The redemption price will be 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
Holders of the notes will have the right, subject to certain conditions and limited exceptions, to require Redfin to repurchase for cash all or a portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of a fundamental change (as defined in the indenture relating to the notes). Redfin will also be required to increase the conversion rate for holders who convert their notes in connection with certain corporate events that occur prior to the maturity date or who convert their notes called (or deemed called) for redemption in connection with a notice of redemption. The notes will have an initial conversion rate of 10.6920 shares of Redfin’s common stock per $1,000 principal amounts of notes (which is subject to adjustment in certain circumstances). This is equivalent to an initial conversion price of approximately $93.53 per share. The initial conversion price represents a premium of approximately 35% to the $69.28 per share closing price of Redfin’s common stock on the Nasdaq Global Select Market on March 22, 2021.

Redfin estimates that the net proceeds from the offering will be approximately $487.9 million (or approximately $561.2 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discount and estimated offering expenses payable by Redfin.
Redfin expects to use approximately $54.5 million of the net proceeds from the offering of the notes to pay the costs of the capped call transactions described below to manage potential dilution. If the initial purchasers exercise their option to purchase additional notes, Redfin expects to use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions. Redfin expects to use the remainder of the net proceeds from the offering for working capital and other general corporate purposes. Redfin may also use a portion of the net proceeds to invest in or acquire third-party businesses, products, services, technologies or other assets.
In connection with the pricing of the notes, Redfin has entered into capped call transactions with one or more of the initial purchasers of the notes or their respective affiliates and/or other financial institutions (the "capped call counterparties"). The capped call transactions will cover, subject to customary adjustments, the number of shares of Redfin common stock that will initially underlie the notes. The capped call transactions are expected to offset the potential dilution to Redfin's common stock as a result of any conversion of the notes, with such offset subject to a cap initially equal to $138.56, which represents a premium of 100% over the closing price of Redfin's common stock on the Nasdaq Global Select Market on March 22, 2021. If the initial purchasers of the notes exercise their option to purchase additional notes, Redfin expects to enter into additional capped call transactions with capped call counterparties.
In connection with establishing their initial hedges of the capped call transactions, Redfin expects the capped call counterparties and/or their respective affiliates to purchase shares of its common stock and/or enter into various derivative transactions with respect to Redfin common stock concurrently with, or shortly after, the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Redfin common stock or the notes at that time.
In addition, the capped call counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Redfin common stock and/or purchasing or selling Redfin common stock or other securities of Redfin in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so on each exercise date of the capped call transactions, which are expected to occur during the 30 trading day period beginning on the 31st scheduled trading day prior to the maturity date of the notes, or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Redfin common stock or the notes, which could affect noteholders' ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such notes.
In addition, if any such capped call transaction fails to become effective, whether or not this offering of the notes is completed, the capped call counterparty thereto may unwind its hedge positions with respect to Redfin’s common stock, which could adversely affect the value of Redfin’s common stock and, if the notes have been issued, the value of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any Redfin securities (including the shares of Redfin common stock, if any, into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes are being made only by means of a private offering memorandum.
The notes and any shares of Redfin common stock issuable upon conversion of the notes have not been registered under the Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws including, statements relating to the closing of the proposed offering and the capped call transactions, the potential effects of capped call transactions, and expected use of proceeds from the proposed offering. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. Factors that could cause actual results to differ materially from the forward-looking statements in this press release include prevailing market conditions, the impact of general economic or industry conditions in the United States and the impact of COVID-19. Additional factors include those identified under the heading “Risk Factors” in our annual report for the year ended December 31, 2020, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.
About Redfin
Redfin (www.redfin.com) is a technology-powered real estate broker, instant home-buyer (iBuyer), lender, title insurer, and renovations company. We sell homes for more money and charge half the fee. We also run the country's #1 real-estate brokerage site. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can take an instant cash offer from Redfin or have our renovations crew fix up their home to sell for top dollar. Since launching in 2006, we’ve saved customers nearly $1 billion in commissions. We serve more than 95 markets across the U.S. and Canada and employ over 4,100 people.
Investor Relations: Meg Nunnally, 206-576-8610, ir@redfin.com; or Public Relations, Mariam Sughayer, 206-876-1322, press@redfin.com
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